Exhibit 11.1



                                  Exhibit 11.1
              Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)


                                                                           Quarter Ended                   Six Months Ended
                                                                              June 30,                         June 30,
                                                                    ---------------------------       ------------------------
                                                                       1996             1995             1996           1995
                                                                    ----------       ----------       ----------       -------

Net Income                                                          $   37,155       $   29,348     $     64,507       $57,855

Net Income (excluding branch sale)                                      32,060              N/A           59,412           N/A

Weighted average number of common stock
  and common stock equivalents outstanding
  during each period - primary                                          44,664           47,087           45,161        47,157

Weighted average number of common stock
  and common stock equivalents outstanding
  during each period - fully diluted                                    44,675           47,135           45,302        47,240


Net earnings per share - primary                                    $     0.83       $     0.62       $     1.43       $  1.23
                                                                    ==========       ==========       ==========       =======

Net earnings per share (excluding branch
   sale) - primary                                                  $     0.72              N/A       $     1.32           N/A
                                                                    ==========       ==========       ==========       =======


Net earnings per share - fully diluted                              $     0.83       $     0.62       $     1.42       $  1.23
                                                                    ==========       ==========       ==========       =======

Net earnings per share (excluding branch
   sale) - fully diluted                                            $     0.72              N/A       $     1.31           N/A
                                                                    ==========       ==========       ==========       =======